UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2008

Openwave Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Seaport Boulevard Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 480-8000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On June 27, 2008 Openwave Systems Inc. (the “Company”) sold its operations related to its client product line, which consists primarily of browser and messaging technologies for mobile phones (“Client operations”) to Purple Labs (the “Purchaser”), a private company based in Chambéry, France. The terms of the agreement include initial consideration of $20.0 million in cash received by the Company on June 27, 2008 and a note receivable of $5.8 million due by July 7, 2008. Additionally, $4.2 million will be placed in escrow by the Purchaser for a period of one year to secure indemnification claims made by the Purchaser, if any. The terms also include an additional $2.0 million to be placed in escrow by the Purchaser and paid to the Company if certain conditions are met, and warrants to purchase 2% of Purple Labs common stock. The Company will provide transition services to the Purchaser for up to six months, and will bear the first $2.0 million of such expenses.

The Client operations will be reported as a discontinued operation when the Company reports results for its fiscal year ending June 30, 2008.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 27, 2008, Openwave Systems Inc. and Purple Labs, S.A. (“Purple Labs”) entered into an Asset Purchase Agreement, pursuant to which Purple Labs acquired substantially all of the assets of the Openwave mobile phone software business, which develops and markets its browser and messaging client technologies. The terms of the agreement are described in Item 1.01 above.

Reference is made to Item 9.01(b) below for the pro forma financial information required pursuant to Article 11 of Regulation S-X in connection with the transaction.

The foregoing descriptions of the Asset Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Asset Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 10.1.

A copy of the related press release issued by the Company on June 30, 2008 announcing the transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Included as Exhibit 99.2 to this Current Report on Form 8-K are:

An unaudited pro forma condensed consolidated balance sheet of the Company as of December 31, 2007, that gives effect to the sale of the Company’s Client operations as if it had occurred as of December 31, 2007.

An unaudited pro forma condensed consolidated statement of operations of the Company for the six months ended December 31, 2007, that gives effect to the sale of the Company’s client operations as if it had occurred as of July 1, 2007.

An unaudited pro forma condensed consolidated statement of operations of the Company for the year ended June 30, 2007, that gives effect to the sale of the Company’s client operations as if it had occurred as of July 1, 2006.

(d) Exhibits

Exhibit Number	Description
10.1	Asset Purchase Agreement dated June 27, 2008

99.1	Press Release dated June 30, 2008.

99.2	Unaudited pro forma condensed consolidated financial statements.

	(i)	Unaudited pro forma condensed consolidated balance sheet as of December 31, 2007.

	(ii)	Unaudited pro forma condensed consolidated statement of operations for the six months ended December 31, 2007.

	(iii)	Unaudited pro forma condensed consolidated statement of operations for the fiscal year ended June 30, 2007.

	(iv)	Notes to the unaudited pro forma condensed consolidated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPENWAVE SYSTEMS INC.

By:	/s/ Anne Brennan
Name:	Anne Brennan
Title:	Interim Chief Financial Officer

Date: July 3, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Asset Purchase Agreement dated June 27, 2008

99.1	Press Release dated June 30, 2008.

99.2	Unaudited pro forma condensed consolidated financial statements.

	(i)	Unaudited pro forma condensed consolidated balance sheet as of December 31, 2007.

	(ii)	Unaudited pro forma condensed consolidated statement of operations for the six months ended December 31, 2007.

	(iii)	Unaudited pro forma condensed consolidated statement of operations for the fiscal year ended June 30, 2007.

	(iv)	Notes to the unaudited pro forma condensed consolidated financial statements.